Exhibit 99.1

Press release

DHL Group acquires CRYOPDP from Cryoport to strengthen “DHL Health Logistics”

•	DHL to acquire 100% of CRYOPDP, a leading specialty courier providing logistics services for clinical trials, biopharma, and cell & gene therapies. This acquisition enhances DHL’s capabilities in specialty pharma logistics and supports Group’s 2030 strategy to become a leader in life science and healthcare logistics.
•	DHL and Cryoport form strategic partnership to strengthen their respective supply chain services offerings for the global life sciences and healthcare sector.

DHL, BONN, Germany and Cryoport, NASHVILLE, Tenn., (March 31, 2025) - DHL Group (“DHL”), the world's leading logistics provider, and Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport”), a global provider of supply chain solutions for the life sciences sector, are pleased to announce that DHL has acquired 100% of CRYOPDP, a leading specialty courier focused on clinical trials, biopharma, and cell and gene therapies. In this context, the companies also announced a strategic partnership to strengthen their supply chain service offerings for the global life sciences and healthcare sector.

DHL Group already has an established Life Sciences and Healthcare business, contributing over EUR 5 billion in global revenue in 2024. Building on this foundation, the acquisition of CRYOPDP marks a significant step in DHL's commitment to enhancing its capabilities in specialized pharma logistics and expanding the breadth of its offering in the rapidly growing life science and healthcare sector. CRYOPDP specializes in providing white-glove courier services essential to the sectors it serves. With operations in 15 countries, CRYOPDP handles over 600,000 shipments per year, servicing customers and patients in over 135 countries worldwide.

Going forward, DHL Supply Chain will further build the potential of its Pharma Specialized Network solution by leveraging the specialty courier expertise of newly acquired CRYOPDP and the global air capabilities of DHL Express and DHL Global Forwarding.

The strategic partnership with Cryoport will bring together DHL’s global health logistics capabilities with Cryoport's industry-leading expertise in providing specialized solutions in a fast growing life science and healthcare market segment. It also deepens DHL’s relationship with all the Cryoport business units with respect to specialized pharma.

DHL Group	Phone +49 228 182-9944	Email	pressestelle@dhl.com
Charles-de-Gaulle-Str. 20		X (Twitter)	twitter.com/DHLglobal
53113 Bonn		Website	dhl.com
Germany

Press release

Oscar de Bok, CEO of DHL Supply Chain, stated, “The acquisition of CRYOPDP is a pivotal move for our supply chain business as we aim to expand our Pharma Specialized Network to meet the evolving needs of clinical trials, biopharma and cell & gene therapies, in addition to further increasing our footprint in the conventional pharma and life science healthcare segment. The acquisition of CRYOPDP and the extended partnership with Cryoport Inc. will enable us to deliver integrated end-to-end solutions, enhancing our service capabilities .”

Jerrell Shelton, CEO of Cryoport, commented “We are indeed pleased to build on our trusted relationship with the DHL Group. Working together we will bring an enhanced set of supply chain solutions to meet companies’ and patients’ critical supply chain needs. This strategic partnership taps into the strong expertise of DHL’s Supply Chain and CRYOPDP, presenting a substantial opportunity for Cryoport to further expand its reach to global growth markets such as Asia Pacific (APAC) and Europe, Middle East and Africa (EMEA).”

The acquisition aligns with DHL Group’s Strategy 2030, which emphasizes the importance of temperature-controlled networks, first and last mile specialty courier coverage and integrated solutions. CRYOPDP’s capabilities will be instrumental in achieving these objectives and help position DHL as a leader in providing comprehensive solutions for the pharma industry. This strategic move is also expected to yield cost savings and improve overall service levels, especially leveraging DHL Express and DHL Global Forwarding air capabilities, ultimately enhancing DHL’s footprint in the high-value advanced pharma sector.

For Cryoport, the partnership with DHL will enable it to better execute its business in EMEA and APAC with a stronger focus on its core business in these regions, creating even greater opportunities to offer highly targeted, top-tier services in answering market demand for its services and products.

The deal and the outlined partnership are subject to regulatory approvals.

– End –

DHL Contacts:	Cryoport Contacts:
DHL Group	Investor Contacts:
Media Relations	Todd Fromer / Scott Eckstein
Daniel Pohl	KCSA Strategic Communications

Press release

cryoport@kcsa.com
Phone: +49 228 182-9944	Cryoport Media Contacts:
E-mail:	Caitlin Kasunich / Michaela Fawcett
KCSA Strategic Communications
cryoport@kcsa.com

On the internet: group.dhl.com/press

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DHL – The logistics company for the world

DHL is the leading global brand in the logistics industry. Our DHL divisions offer an unrivalled portfolio of logistics services ranging from national and international parcel delivery, e-commerce shipping and fulfillment solutions, international express, road, air and ocean transport to industrial supply chain management. With about 395,000 employees in more than 220 countries and territories worldwide, DHL connects people and businesses securely and reliably, enabling global sustainable trade flows. With specialized solutions for growth markets and industries including technology, life sciences and healthcare, engineering, manufacturing & energy, auto-mobility and retail, DHL is decisively positioned as “The logistics company for the world”.

DHL is part of DHL Group. The Group generated revenues of more than 81.8 billion euros in 2023. With sustainable business practices and a commitment to society and the environment, the Group makes a positive contribution to the world. DHL Group aims to achieve net-zero emissions logistics by 2050.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), is a global leader in supply chain solutions for the Life Sciences with an emphasis on cell & gene therapies. Cryoport enables manufacturers, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers to carry out their respective business with products and services that are designed to derisk services and provide certainty. We provide a broad array of supply chain solutions for the life sciences industry. Through our platform of critical products and solutions including advanced temperature-controlled packaging, informatics, specialized bio-logistics services, bio-storage, bio-services, and cryogenic systems, we are “Enabling the Future of Medicine™” worldwide, through our innovative systems, compliant procedures, and agile approach to superior supply chain management.

Our corporate headquarters, located in Nashville, Tennessee, is complemented by over 50 global locations in 17 countries, with key sites in the United States, United Kingdom, France, the Netherlands, Belgium, Portugal, Germany, Japan, Australia, India, and China.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at www.twitter.com/cryoport for live updates.

Press release

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding Cryoport’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to Cryoport's expectations about future benefits of the sale of CRYOPDP and the strategic collaboration with DHL, including the potential impact on future revenue and revenue streams. It is important to note that Cryoport’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, the effects of foreign currency fluctuations, trends in the products markets, variations in Cryoport’s cash flow, market acceptance risks, and technical development risks. Cryoport’s business could be affected by other factors discussed in Cryoport’s SEC reports, including in the “Risk Factors” section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and Cryoport cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, Cryoport disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.